Exhibit 99.1

The Meet Group Reports First Quarter 2018 Financial Results

NEW HOPE, Pa., May 2, 2018 – The Meet Group, Inc. (NASDAQ: MEET), a public market leader in the mobile meeting space, today reported financial results for its first quarter ended March 31, 2018.

First Quarter 2018 Financial Highlights

•	Total revenue of $37.6 million, up 88% year over year

•	Mobile revenue of $30.7 million, up 63% year over year

•	GAAP net loss of $4.2 million, or a net loss of $0.06 per share compared to GAAP net income of $0.4 million, or $0.01 per diluted share in the prior year quarter

•	Adjusted EBITDA of $5.2 million, up 9% year over year

•	Non-GAAP net income of $4.1 million, or $0.05 per diluted share, compared to $4.3 million or $0.07 per diluted share in the prior year quarter

(See the important discussion about the presentation of non-GAAP financial measures, and reconciliation to the most direct comparable GAAP financial measure, below.)

“We are off to a strong start to the year, with growth from live video monetization accelerating at an even faster pace than we had anticipated,” said Geoff Cook, Chief Executive Officer of The Meet Group. “Video revenue grew approximately 120% from December 2017 to March 2018, which we attribute to momentum on our MeetMe app, the launch of livestreaming monetization on Skout, and our focus on strengthening our livestreaming community and the quality of our livestreams. Our annualized video revenue run rate now exceeds $29 million based on April’s results, up 53% from February’s run rate.

“Key video metrics are improving, and we are setting new highs on a regular basis,” continued Cook. “We have been particularly pleased to see average revenue per paying video user grow to $76 for the month of March on MeetMe Live. Average revenue per daily active user for MeetMe Live, or vARPDAU, in the United States increased to 44 cents in March and is now nearing levels achieved by leading livestreaming companies in Asia. Total vARPDAU, which includes Skout and MeetMe, was 18 cents in March. Importantly, the percentage of MeetMe users engaged in video exceeded 25% for the first time in April.

“We are continuing to video-enable more of our large, global community and build our social entertainment platform. Having recently rolled-out our shared livestreaming platform on Tagged, we are pleased to announce that we have launched enhanced video monetization on that app, ahead of schedule. We expect to begin launching live video on Lovoo later this month, starting with Austria. We expect our rollout of live video to more of our users, combined with our deep product pipeline, to contribute to continued growth in video revenue.”

First Quarter Financial Results

For the first quarter of 2018, the Company reported revenue of $37.6 million, an increase of 88% from $20.1 million in the prior year quarter. GAAP net loss was $4.2 million, or a net loss $0.06 per share, compared to net income of $0.4 million, or $0.01 per diluted share in the prior year quarter. Adjusted EBITDA in the first quarter of 2018 was $5.2 million compared to $4.8 million in the prior year quarter.

The Company ended the quarter with $28.0 million million in cash and cash equivalents. Cash flow from operating activities was $7.4 million.

Company Outlook

The Company is providing the following outlook for the second quarter of 2018 and is increasing its outlook for the full year 2018.

Second quarter 2018:

•	Revenue in the range of $38.0 million to $39.0 million

•	Adjusted EBITDA in the range of $5.3 million to $5.6 million

Full year 2018:

•	Revenue in the range of $152.0 million to $155.0 million

•	Adjusted EBITDA in the range of $21.5 million to $23.5 million

THE MEET GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	March 31, 2018	December 31, 2017
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$27,969,456	$24,158,444
Accounts receivable, net of allowance of $519,306 and $527,958 at March 31, 2018 and December 31, 2017, respectively	20,365,174	26,443,675
Prepaid expenses and other current assets	3,417,675	3,245,174
Total current assets	51,752,305	53,847,293
Restricted cash	500,000	894,551
Goodwill	152,185,979	150,694,135
Property and equipment, net	4,149,034	4,524,118
Intangible assets, net	46,094,182	48,719,428
Deferred taxes	16,007,054	15,521,214
Other assets	1,863,590	1,144,032
Total assets	$272,552,144	$275,344,771
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$4,666,271	$6,277,846
Accrued liabilities	21,868,691	19,866,438
Current portion of long-term debt	15,000,000	15,000,000
Current portion of capital lease obligations	227,678	254,399
Deferred revenue	5,225,506	4,433,450
Total current liabilities	46,988,146	45,832,133
Long-term capital lease obligations, less current portion, net	157,365	192,137
Long-term debt	36,973,633	40,637,106
Long-term derivative liability	4,512,878	2,995,657
Other liabilities	114,051	147,178
Total liabilities	88,746,073	89,804,211
STOCKHOLDERS’ EQUITY:
Preferred stock, $.001 par value; authorized - 5,000,000 shares; 0 shares issued and outstanding at March 31, 2018 and December 31, 2017	—	—
Common stock, $.001 par value; authorized - 100,000,000 shares; 72,106,997 and 71,915,018 shares issued and outstanding at March 31, 2018 and December 31, 2017, respectively	72,104	71,918
Additional paid-in capital	410,105,207	408,029,068
Accumulated deficit	(225,632,074)	(221,435,888)
Accumulated other comprehensive loss	(739,166)	(1,124,538)
Total stockholders’ equity	183,806,071	185,540,560
Total liabilities and stockholders’ equity	$272,552,144	$275,344,771

THE MEET GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended March 31,
	2018	2017
Revenues	$37,637,793	$20,058,797
Operating costs and expenses:
Sales and marketing	7,047,993	5,105,508
Product development and content	22,101,537	8,457,494
General and administrative	5,469,178	2,862,427
Depreciation and amortization	3,629,603	1,684,839
Acquisition and restructuring	3,349,951	1,500,429
Total operating costs and expenses	41,598,262	19,610,697
(Loss) income from operations	(3,960,469)	448,100
Other income (expense):
Interest income	7,208	2,570
Interest expense	(607,686)	(2,332)
Gain (loss) on foreign currency transactions	103,043	(2,200)
Other	(6,944)	—
Total other expense	(504,379)	(1,962)
(Loss) income before income tax benefit (expense)	(4,464,848)	446,138
Income tax benefit (expense)	252,187	(292)
Net (loss) income	$(4,212,661)	$445,846

Basic and diluted net (loss) income per common stockholder:
Basic net (loss) income per common stockholder	$(0.06)	$0.01
Diluted net (loss) income per common stockholder	$(0.06)	$0.01

Weighted average shares outstanding:
Basic	71,981,487	61,093,810
Diluted	71,981,487	66,204,620

THE MEET GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three Months Ended March 31,
	2018	2017
Cash flows from operating activities:
Net (loss) income	$(4,212,661)	$445,846
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	3,629,603	1,684,839
Stock based compensation expense	2,168,925	1,134,158
Deferred taxes	(539,231)	(17,465)
(Gain) loss on foreign currency transactions	(103,043)	2,200
Bad debt expense (recovery)	213,598	(27,000)
Amortization of loan origination costs	86,527	—
Changes in operating assets and liabilities:
Accounts receivable	5,988,039	7,942,814
Prepaid expenses, other current assets and other assets	(793,908)	97,899
Accounts payable and accrued liabilities	273,716	(2,577,771)
Deferred revenue	723,907	2,359
Net cash provided by operating activities	7,435,472	8,687,879
Cash flows from investing activities:
Purchase of property and equipment	(172,642)	(150,510)
Net cash used in investing activities	(172,642)	(150,510)
Cash flows from financing activities:
Proceeds from exercise of stock options	—	764,547
Proceeds from issuance of common stock	—	43,000,424
Proceeds from exercise of warrants	—	443,750
Payments of capital leases	(73,317)	(69,817)
Payments for restricted stock awards withheld for taxes	(92,600)	—
Payments on long-term debt	(3,750,000)	—
Net cash (used in) provided by financing activities	(3,915,917)	44,138,904
Change in cash, cash equivalents, and restricted cash prior to effects of foreign currency exchange rate	3,346,913	52,676,273
Effect of foreign currency exchange rate (translation)	69,548	(2,200)
Net increase in cash, cash equivalents, and restricted cash	3,416,461	52,674,073
Cash, cash equivalents, and restricted cash at beginning of period	25,052,995	22,246,015
Cash, cash equivalents, and restricted cash at end of period	$28,469,456	$74,920,088
Supplemental disclosure of cash flow information:
Cash paid for interest	$516,940	$2,332

THE MEET GROUP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA
(UNAUDITED)

	Three Months Ended March 31,
	2018	2017
Net (loss) income	$(4,212,661)	$445,846

Interest expense	607,686	2,332
Income tax (benefit) expense	(252,187)	292
Depreciation and amortization	3,629,603	1,684,839
Stock-based compensation expense	2,168,925	1,134,158
Acquisition and restructuring	3,349,951	1,500,429
(Gain) loss on foreign currency transactions	(103,043)	2,200
Adjusted EBITDA	$5,188,274	$4,770,096

GAAP basic net (loss) income per common stockholder	$(0.06)	$0.01
GAAP diluted net (loss) income per common stockholder	$(0.06)	$0.01
Basic adjusted EBITDA per common stockholder	$0.07	$0.08
Diluted adjusted EBITDA per common stockholder	$0.07	$0.07

Weighted average shares outstanding:
Basic	71,981,487	61,093,810
Diluted	75,849,484	66,204,620

THE MEET GROUP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME
(UNAUDITED)

	Three Months Ended March 31,
	2018	2017
GAAP Net (loss) income	$(4,212,661)	$445,846

Stock-based compensation expense	2,168,925	1,134,158
Amortization of intangibles	3,056,609	1,226,155
Income tax (benefit) expense	(252,187)	292
Acquisition and restructuring	3,349,951	1,500,429
Non-GAAP net income	$4,110,637	$4,306,880

GAAP basic net (loss) income per common stockholder	$(0.06)	$0.01
GAAP diluted net (loss) income per common stockholder	$(0.06)	$0.01
Basic Non-GAAP net income per common stockholder	$0.06	$0.07
Diluted Non-GAAP net income per common stockholder	$0.05	$0.07

Weighted average shares outstanding:
Basic	71,981,487	61,093,810
Diluted	75,849,484	66,204,620

Webcast and Conference Call Details

Management will host a webcast and conference call to discuss first quarter 2018 financial results today, May 2, 2018 at 4:30 p.m. Eastern time. To access the call dial 866-572-9351 (US and Canada) or 703-736-7482 (International) and when prompted provide the participant passcode 5377109 to the operator. An audio replay will be available at 855-859-2056 domestically or 404-537-3406 internationally, using passcode 5377109 through May 9, 2018. In addition, a webcast of the conference call will be available live on the Investor Relations section of the Company’s website at www.themeetgroup.com and a replay of the webcast will be available for 90 days.

About The Meet Group

The Meet Group (NASDAQ: MEET) is a portfolio of mobile social entertainment apps designed to meet the universal need for human connection. We leverage a powerful live-streaming video platform, empowering our global community to forge meaningful connections. Our primary apps, MeetMe©, LOVOO©, Skout©, and Tagged©, keep millions of mobile daily active users entertained and engaged and originate untold numbers of casual chats, friendships, dates, and marriages. Our apps, available on iPhone, iPad, and Android in multiple languages, use innovative products and sophisticated data science to let our users stream live video, send gifts, chat, and share photos. The Meet Group has a diversified revenue mix consisting of in-app purchases, subscription, and advertising, and we have offices in New Hope, Philadelphia, San Francisco, Dresden, and Berlin. For more information, visit themeetgroup.com, and follow us on Facebook, Twitter or LinkedIn.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including whether second quarter 2018 revenue and Adjusted EBITDA will be in the projected range, whether video growth will continue as expected, whether average revenue per paying video user and average revenue per daily active user will continue to grow as expected, whether user engagement in video will continue to increase, whether and when we will launch live video on our Lovoo app and whether the rollout of video to more of our users combined with our deep product pipeline will contribute to continued growth in video revenue. All statements other than statements of historical facts contained herein are forward-looking statements. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “project,” “is likely,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include the risk that our applications will not function easily or otherwise as anticipated, the risk that we will not launch additional features and upgrades as anticipated, the risk that unanticipated events affect the functionality of our applications with popular mobile operating systems, any changes in such operating systems that degrade our mobile applications’ functionality and other unexpected issues which could adversely affect usage on mobile devices. Further information on our risk factors is contained in our filings with the Securities and Exchange Commission (“SEC”), including the Form 10-K for the year ended December 31, 2017 filed with the SEC on March 16, 2018. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Regulation G – Non-GAAP Measures

The Company defines mobile traffic and engagement metrics (including MAU, DAU, chats per day, and new users per day) to include mobile app traffic for all properties and mobile web traffic for MeetMe, Skout and Lovoo.

The Company uses Adjusted EBITDA and Non-GAAP Net Income, which are not calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), in evaluating its financial and operational decision making and as a means to evaluate period-to period comparison. The Company uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. The Company presents these non-GAAP financial measures because it believes them to be an important supplemental measure of performance that is commonly used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. We refer you to the reconciliations below.

The Company defines Adjusted EBITDA as earnings (or loss) from operations before interest expense, benefit or provision for income taxes, depreciation and amortization, stock-based compensation, warrant obligations, non-recurring acquisition, restructuring or other expenses, gain or loss on cumulative foreign currency translation adjustment, gain on sale of asset, bad debt expense outside the normal range, and goodwill and long-lived asset impairment charges. The Company excludes stock-based compensation because it is non-cash in nature. The Company defines Non-GAAP Net Income as earnings (or loss) before benefit or provision for income taxes, amortization of intangibles, goodwill and long-lived asset impairment charges, non-recurring acquisition and restructuring costs, bad debt expense outside the normal range and non-cash stock based compensation.

Non-GAAP financial measures should not be considered as an alternative to net income, operating income, cash flow from operating activities, as a measure of liquidity or any other financial measure. They may not be indicative of the historical operating results of the Company nor is it intended to be predictive of potential future results. Investors should not consider non-GAAP financial measures in isolation or as a substitute for performance measures calculated in accordance with GAAP.

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Investor Contact:
Leslie Arena
larena@themeetgroup.com
267 714 6418

Media Contact:
Brandyn Bissinger
bbissinger@themeetgroup.com
267 446 7010